UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2016

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2016, Affinity Gaming ("we" or "our") issued a press release announcing our consolidated operating results for the three-month period ended March 31, 2016. We have attached a copy of the press release, which is incorporated herein by reference, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2016, we held our annual meeting of stockholders (the “Annual Meeting”) for the purpose of allowing shareholders to vote on several proposals, as well as to transact such business as might properly come before the Annual Meeting. On May 10, 2016, we received the certified final voting results, which included zero broker non-votes, from the inspector of elections. The final results of the voting on each proposal presented to stockholders at the Annual Meeting are presented below.

	For	Withheld
1. Elect seven directors from the following list of nominated persons to serve until the 2017 Annual Meeting:
James A. Cacioppo	15,268,517	8,265
Matthew A. Doheny	15,276,782	—
David Reganato	15,268,517	8,265
Andrei Scrivens	15,268,517	8,265
Michael Silberling	15,276,782	—
Eric V. Tanjeloff	15,276,782	—
James J. Zenni, Jr.	15,268,517	8,265

By a plurality of votes, stockholders elected James A. Cacioppo, Matthew A. Doheny, David Reganato, Andrei Scrivens, Michael Silberling, Eric V. Tanjeloff and James J. Zenni, Jr. as the seven directors who will serve until our 2017 annual meeting of stockholders.

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our registered independent public accounting firm for the year ended December 31, 2016	15,276,782	—	—
Our stockholders neither considered nor voted on any other matters.

Item 9.01(d) Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	May 12, 2016	By:	/s/ Walter Bogumil
		Name:	Walter Bogumil
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated	May 12, 2016